Exhibit 99.1

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

October 19, 2006	81/06

Chittenden Corporation Reports Higher Earnings Per Share and a

Stable Net Interest Margin

Burlington, VT – Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced earnings for the quarter ended September 30, 2006 of $21.725 million, or $0.47 per diluted share, compared to $21.684 million or $0.46 per diluted share for the third quarter of 2005. For the first nine months of 2006, earnings were $62.932 million or $1.34 per diluted share, compared to $60.226 million or $1.28 per diluted share for the same period of a year ago. In making the announcement, Perrault said, “I am pleased to report that despite the difficult environment for banking, we are carefully managing our business while producing strong results for our shareholders.” Chittenden also announced its quarterly dividend of $0.20 per share, which will be paid on November 10, 2006, to shareholders of record on October 27, 2006.

THIRD QUARTER 2006 FINANCIAL HIGHLIGHTS

☐	Loans increased 6% from September 30, 2005 with strong growth in several commercial categories.

☐	Average deposits increased 3% from the third quarter of 2005, with solid in growth in CMA/money market deposits of 6%.

☐	Net interest margin held steady at 4.23%, up slightly from the first and second quarters of 2006.

☐	Noninterest expenses decreased 3% from the second quarter of 2006 and increased only 1% compared to the third quarter of 2005.

ASSETS

Total loans were up $251 million from the third quarter of 2005 to $4.7 billion at September 30, 2006. The increase was driven by solid growth in the commercial real estate and construction portfolios, as well as loans secured by multi-family residential properties. Loan yields were up 12.8% as compared to the same period a year ago primarily due to the ongoing repricing of variable rate portfolio loans as well as new loan originations in a rising interest rate environment.

LIABILITIES

Total deposits were up $182 million from June 30, 2006 and $106 million from September 30, 2005. The increase on a linked quarter basis was primarily driven by the normal seasonal inflows from Chittenden’s municipal and captive customers. The year-over-year increase was due to higher levels of CMA/money market deposits and CDs, which were partially offset by declines in NOW and savings deposits. At September 30, 2006 other borrowings declined by $44 million from the same period in 2005 as a result of increased deposit flows.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

NET INTEREST INCOME

Tax-equivalent net interest income grew to $63.5 million in the third quarter of 2006 as compared to $62.8 million for the same quarter of 2005. The increase in net interest income was primarily due to higher average earning assets, which was partially offset by a lower net interest margin. The Company’s net interest margin for the third quarter was 4.23%, an increase of 1 basis point from the second quarter of 2006 and a decrease of 12 basis points from the same period a year ago. The decline in the net interest margin from the third quarter of 2005 was primarily due to an increase in funding costs, which was partially offset by an increase in the yield on interest earning assets. The increase in the funding costs was driven by aggressive competition for deposits as well as the Federal Reserve increasing short-term interest rates.

NONINTEREST INCOME

Noninterest income was $16.1 million for the third quarter of 2006 as compared to $17.8 million for the same period a year ago. The decrease from 2005 was primarily due to a slowdown in mortgage banking revenues, which was partially offset by higher investment management fees and service charges on deposits. Mortgage banking revenues are derived primarily from two sources, the gain on sales of loans and mortgage servicing income. The gain on sales of loans declined 37% from the same quarter a year ago due to lower originations of mortgage loans. The decline in mortgage servicing income for the third quarter of 2006 was driven by a mortgage servicing rights impairment of $104,000 compared to a recovery of $146,000 in 2005. The decrease in other income primarily related to the early termination of the interest rate swaps on the Company’s Trust Preferred Securities and the reduction in accrued interest on income tax refunds.

NONINTEREST EXPENSE

Noninterest expenses for the third quarter of 2006 were $46.0 million, up slightly from the same period in 2005. The increase from the prior year was due to higher share-based compensation costs, which were $784,000 in the third quarter of 2006 as compared to $5,000 in the similar quarter a year ago. The decrease in noninterest expenses from the second quarter of 2006 primarily related to lower incentive, marketing, and legal costs. The Company’s efficiency ratio increased to 55.9% from 54.6% for the same period in 2005 due to lower noninterest income.

INCOME TAXES

The effective income tax rate was 30.3% in the third quarter of 2006 and 32.3% for the first nine months of 2006 compared with 34.8% and 34.6% for the respective periods in 2005. The lower effective income tax rate was primarily attributable to higher low-income housing and historic rehabilitation tax credits.

CREDIT QUALITY

The provision for credit losses was $1.7 million for the third quarter of 2006 compared to $1.3 million for the same quarter of 2005. The increase in the provision for credit losses from the comparable period in 2005 was primarily due to higher net charge offs and nonperforming loans. The allowance for credit losses as a percentage of total loans excluding municipal loans was 1.40% at September 30, 2006 as compared to 1.41% for the second quarter of 2006 and 1.44% for the third quarter of 2005.

Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

EARNINGS CONFERENCE CALL

Kirk W. Walters, Executive Vice President and Chief Financial Officer of Chittenden Corporation, will host a conference call on October 19, 2006 at 10:30 a.m. eastern time to discuss these earnings results. The Company may answer one or more questions concerning business and financial developments, trends and other business. Some of the responses to these questions may contain information that has not been previously disclosed. Interested parties may access the conference call by calling 866-202-4367, passcode 50843158. International dial-in number is 617-213-8845. Participants are asked to call in a few minutes prior to the call to allow time for registration. Internet access to the call is also available (listen only) by clicking “webcasts” under the Investor Resources section of the Company’s website at http://www.chittendencorp.com. A replay of the call will be available through October 27, 2006 by calling 888-286-8010 (International dial number is 617-801-6888), passcode 14220640. A replay of the call will also be available on the Company’s website at the address above for an extended period of time.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chittenden intends for these forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including changes in general, national or regional economic conditions, changes in loan default and charge-off rates, reductions in deposit levels necessitating increased borrowings to fund loans and investments, changes in interest rates, changes in levels of income and expense in noninterest income and expense related activities, competition and other risk factors.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2005. Chittenden undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

[1]	Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, CHZ Services Group, Chittenden Mortgage Services, and it owns Chittenden Insurance Group, LLC, and Chittenden Securities, LLC.

CHITTENDEN	CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05
Assets:
Cash and Cash Equivalents	$145,393	$172,567	$142,887	$180,707	$150,409
Securities Available For Sale	1,231,369	1,288,390	1,344,016	1,383,909	1,348,521
FRB and FHLB Stock	16,124	18,577	19,352	19,352	19,352
Loans Held For Sale	21,646	18,882	19,319	19,737	34,774
Loans:
Commercial & Industrial (C&I)	854,475	851,692	836,986	848,420	841,430
Municipal	144,152	90,206	172,443	160,357	156,630
Multi-Family	213,153	205,443	195,809	196,590	192,563
Commercial Real Estate	1,933,279	1,884,716	1,827,096	1,778,202	1,760,621
Construction	211,187	218,123	212,824	192,165	173,909
Residential Real Estate	749,106	750,031	731,798	737,462	724,873
Home Equity Credit Lines	325,814	319,606	316,355	316,465	316,733
Consumer	246,394	254,839	254,719	257,829	259,865

Total Loans	4,677,560	4,574,656	4,548,030	4,487,490	4,426,624
Less: Allowance for Loan Losses	(62,153)	(62,070)	(61,464)	(60,822)	(61,468)

Net Loans	4,615,407	4,512,586	4,486,566	4,426,668	4,365,156
Accrued Interest Receivable	32,393	31,138	32,772	32,621	29,202
Other Assets	89,759	102,079	93,673	93,377	90,480
Premises and Equipment	67,952	69,503	68,568	69,731	70,509
Mortgage Servicing Rights	14,347	14,529	13,966	13,741	12,970
Identified Intangibles	15,661	16,326	16,991	17,655	18,320
Goodwill	216,038	216,038	216,038	216,038	216,136

Total Assets	$6,466,089	$6,460,615	$6,454,148	$6,473,536	$6,355,829

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Demands	$971,378	$965,794	$929,718	$973,752	$988,096
Savings	481,380	474,883	489,944	489,734	499,119
NOWs	866,134	895,817	906,934	861,000	891,058
CMAs/ Money Markets	1,658,319	1,441,573	1,584,777	1,749,878	1,592,743
Certificates of Deposit less than $100,000	858,834	878,181	853,645	814,289	814,435
Certificates of Deposit $100,000 and Over	663,086	661,322	618,319	625,682	607,897

Total Deposits	5,499,131	5,317,570	5,383,337	5,514,335	5,393,348
Securities Sold Under Agreements to Repurchase	87,112	138,773	53,238	56,315	64,114
Other Borrowings	135,975	285,497	288,482	171,008	179,552
Accrued Expenses and Other Liabilities	63,162	63,299	59,295	60,488	63,428

Total Liabilities	5,785,380	5,805,139	5,784,352	5,802,146	5,700,442
Stockholders’ Equity:
Common Stock	50,235	50,235	50,235	50,220	50,220
Surplus	274,834	273,723	272,696	276,278	274,429
Retained Earnings	454,985	442,456	430,811	419,057	405,624
Treasury Stock, at cost	(85,613)	(85,678)	(64,189)	(60,801)	(65,684)
Accumulated Other Comprehensive Income	(19,470)	(30,924)	(25,216)	(18,968)	(14,595)
Directors’ Deferred Compensation to be Settled in Stock	5,738	5,664	5,459	5,604	5,400
Unearned Portion of Employee Restricted Stock	—	—	—	—	(7)

Total Stockholders’ Equity	680,709	655,476	669,796	671,390	655,387
Total Liabilities and Stockholders’ Equity	$6,466,089	$6,460,615	$6,454,148	$6,473,536	$6,355,829

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

CHITTENDEN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, except for per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
Interest Income:
Loans	$82,743	$68,588	$234,555	$189,525
Investments	13,539	14,033	42,353	43,923

Total Interest Income	96,282	82,621	276,908	233,448
Interest Expense:
Deposits	28,868	17,561	77,648	43,022
Borrowings	4,689	2,845	13,487	9,146

Total Interest Expense	33,557	20,406	91,135	52,168

Net Interest Income	62,725	62,215	185,773	181,280
Provision for Credit Losses	1,670	1,325	4,953	3,800

Net Interest Income after Provision for Credit Losses	61,055	60,890	180,820	177,480

Noninterest Income:
Investment Management and Trust	5,233	4,996	15,708	14,970
Service Charges on Deposits	4,277	4,053	12,564	12,187
Mortgage Servicing	382	658	1,702	1,222
Gains on Sales of Loans	1,624	2,586	4,897	6,720
Credit Card Income	1,376	1,237	3,837	3,343
Insurance Commissions	1,275	1,341	4,750	5,231
Other	1,970	2,907	8,794	8,840

Total Noninterest Income	16,137	17,778	52,252	52,513

Noninterest Expense:
Salaries	23,200	22,250	69,906	67,837
Employee Benefits	5,637	5,784	16,987	16,501
Net Occupancy	5,705	5,844	17,635	18,194
Data Processing	1,034	921	2,987	2,506
Amortization of Intangibles	665	665	1,994	2,103
Other	9,777	9,948	30,545	30,713

Total Noninterest Expense	46,018	45,412	140,054	137,854

Income Before Income Taxes	31,174	33,256	93,018	92,139
Income Tax Expense	9,449	11,572	30,086	31,913

Net Income	$21,725	$21,684	$62,932	$60,226

Basic Earnings Per Share	$0.47	$0.47	$1.36	$1.30
Diluted Earnings Per Share	0.47	0.46	1.34	1.28
Dividends Per Share	0.20	0.18	0.58	0.54

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

CHITTENDEN CORPORATION

SELECTED QUARTERLY FINANCIAL DATA

(Unaudited)

(In thousands, except ratios and per share amounts)

	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05
Selected Financial Ratios
Return on Average Tangible Equity [1]	20.20%	19.87%	18.92%	20.47%	20.80%
Return on Average Equity	13.00%	12.75%	12.21%	13.11%	13.20%
Return on Average Tangible Assets [1]	1.41%	1.38%	1.35%	1.43%	1.46%
Return on Average Assets	1.33%	1.30%	1.27%	1.35%	1.37%
Net Yield on Earning Assets	4.23%	4.22%	4.20%	4.30%	4.35%
Efficiency Ratio[1]	55.91%	56.87%	56.61%	54.37%	54.57%
Tangible Capital Ratio	7.20%	6.79%	7.02%	7.01%	6.88%
Leverage Ratio	9.24%	9.04%	9.38%	9.21%	9.13%
Tier 1 Capital Ratio	11.59%	11.29%	11.61%	11.23%	10.90%
Total Capital Ratio	12.80%	12.49%	12.82%	12.40%	12.07%

Common Share Data
Common Shares Outstanding	45,994	45,978	46,748	46,829	46,557
Weighted Average Shares Outstanding	45,982	46,423	46,804	46,690	46,519
Weighted Average and Common Equivalent Shares Outstanding	46,504	46,903	47,401	47,291	47,109
Book Value per Share	$14.80	$14.26	$14.33	$14.34	$14.08
Tangible Book Value per Share[1]	$9.76	$9.20	$9.34	$9.35	$9.04

Credit Quality Data
Nonperforming Assets (NPAs)	$26,089	$24,727	$24,844	$16,194	$18,299
90 days Past Due and Still Accruing	3,196	2,283	3,323	3,038	2,720

Total	$29,285	$27,010	$28,167	$19,232	$21,019
NPAs to Loans Plus OREO	0.56%	0.54%	0.55%	0.36%	0.41%
Allowance for Loan Losses	$62,153	$62,070	$61,464	$60,822	$61,468
Reserve for Unfunded Commitments[2]	1,200	1,200	1,200	1,200	—

Allowance for Credit Losses (ACL)	$63,353	$63,270	$62,664	$62,022	61,468
ACL to Loans	1.35%	1.38%	1.38%	1.38%	1.39%
ACL to Loans (excluding Municipals)	1.40%	1.41%	1.43%	1.43%	1.44%
ACL to Nonperforming Loans	248.90%	260.13%	257.81%	392.06%	335.92%
Charge-offs	$2,093	$1,872	$1,753	$1,840	$1,668
Recoveries	506	728	862	1,040	1,006

Net Charge-offs	$1,587	$1,144	$891	$800	$662
Net Charge-offs to Average Loans	0.03%	0.02%	0.02%	0.02%	0.01%

QTD Average Balance Sheet Data
Securities	$1,269,907	$1,333,444	$1,391,413	$1,378,688	$1,341,648
Loans, Net	4,626,194	4,552,727	4,455,403	4,408,205	4,316,317
Earning Assets	5,959,599	5,948,463	5,915,366	5,895,121	5,738,499
Total Assets	6,482,127	6,462,457	6,430,410	6,418,971	6,257,730
Deposits	5,442,894	5,372,367	5,377,674	5,454,388	5,270,406
Borrowings	312,430	367,521	321,073	246,660	272,257
Stockholders’ Equity	662,964	661,020	671,058	660,353	651,667

Prior year amounts reflect the modified retrospective application of SFAS 123-R “Accounting for Stock-Based Compensation.”

1.	Reconciliation of non-GAAP measurements

	9/30/06	6/30/06	3/31/06	12/30/05	9/30/05
Net Income (GAAP)	$21,725	$21,009	$20,198	$21,813	$21,684
Amortization of Core Deposit Intangible, net of tax	432	431	432	432	432

Tangible Net Income (A)	22,157	$21,440	$20,630	$22,245	22,116
Average Stockholders’ Equity (GAAP)	$662,964	$661,020	$671,058	$660,353	$651,667
Average Core Deposit Intangible (CDI)	15,996	16,659	17,323	17,992	18,688
Average Deferred Tax on CDI	(4,345)	(4,435)	(4,610)	(4,785)	(4,960)
Average Goodwill	216,038	216,038	216,038	216,103	216,136

Average Tangible Equity (B)	$435,275	$432,758	$442,307	$431,043	$421,803
Return on Average Tangible Equity (A) / (B)	20.20%	19.87%	18.92%	20.47%	20.80%
Average Assets (GAAP)	$6,482,127	$6,462,457	$6,430,410	$6,418,971	$6,257,730
Average CDI	15,996	16,659	17,323	17,992	18,688
Average Deferred Tax on CDI	(4,345)	(4,435)	(4,610)	(4,785)	(4,960)
Average Goodwill	216,038	216,038	216,038	216,103	216,136

Average Tangible Assets (C)	$6,254,438	$6,234,195	$6,201,659	$6,189,661	$6,027,866
Return on Average Tangible Assets (A) / (C)	1.41%	1.38%	1.35%	1.43%	1.46%

Efficiency Ratio: is computed by dividing total noninterest expense (less oreo expense, amortization expense, franchise tax and any nonrecurring items) by the sum of net interest income on a tax equivalent basis and total noninterest income (exclusive of gains and losses from securities, and nonrecurring items). This non-GAAP measure is used widely in the banking industry to provide important information regarding operational efficiency, e.g. ($46,018-$3-$665-$838) / ($63,481+$16,137) = 55.91%

Tangible book value per share: is computed by subtracting goodwill and identified intangibles from equity, and dividing the resulting number by common shares outstanding, e.g. ($680,709-$216,038-$15,661) / 45,994= $9.76.

While the Company’s management uses non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results and financial condition, these measures should not be construed as a substitute for GAAP measures. Non-GAAP measures should be read and used in conjunction with the Company’s reported GAAP operating results and financial information.

2. The reserve for unfunded commitments is included in other liabilities on the accompanying consolidated balance sheet.